Exhibit 10.1

Final Form

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (the “Agreement”), dated as of March 25, 2021, is entered into by and among Noble Corporation, a Cayman exempted company (“Acquiror”) and each entity listed on the signature page hereof in its capacity as a member (each, a “Member” and, collectively, the “Members”) of Pacific Drilling Company LLC, a Cayman Islands limited liability company (the “Company”).

RECITALS

WHEREAS, Acquiror, Duke Merger Sub, LLC, a limited liability company incorporated under the laws of the Cayman Islands (“Merger Sub”) and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each Member owns of record the number of membership interests and warrants in the Company set forth opposite such Member’s name on Schedule A hereto (all such membership interests and any membership interests of which ownership of record is hereafter acquired by the Members or any of their respective Affiliates prior to the termination of this Agreement being referred to herein as the “Membership Interests”);

WHEREAS, the board of directors of the Company has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and the Members and resolved to recommend that the Members adopt and approve the Merger Agreement and the transactions contemplated thereby; and

WHEREAS, the Members are entering into this Agreement in order to induce the Acquiror to enter into the Merger Agreement and cause the Merger to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

Section 2. Voting Agreement.

(a) Until the termination of this Agreement in accordance with Section 5, each Member hereby agrees that at each annual, special or other meeting of the members of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a resolution, vote, consent or other approval (including by written resolution) is sought, each Member shall (i) when a meeting is held, appear (whether in person or by valid proxy) at such meeting and cause its Membership Interests to be counted as present thereat for the purpose of establishing a quorum and (ii) vote (or cause to be voted) its Membership Interests: (A) in favor of the approval and adoption of the Merger, the Merger Agreement and all other transactions contemplated by the Merger Agreement (including this Agreement) if a vote, consent or other approval (including by written consent) with respect to any of the foregoing is sought, (B) against any (1) merger agreement or merger (other than the Merger Agreement, the Merger and the transactions contemplated thereby), or any action, agreement, arrangement, proposal, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other takeover proposal relating to the Company or its Subsidiaries or (2) amendment of the Amended and Restated Limited Liability Company Agreement of the Company, effective as of December 31, 2020 (as amended, restated, amended and restated, supplemented or modified from time to time, the “LLC Agreement”) or other proposal or transaction involving the Company or any of its Subsidiaries that would in any manner reasonably be expected to impede, delay, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or change in any manner the voting rights of any units of equity of the Company, and (C) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement in accordance with its terms, including the execution of any documents and delivery of any written consents which are necessary or appropriate in order to effectuate any of the foregoing, including, but not limited to, the Letter of Transmittal. In furtherance of the foregoing, each Member has executed and delivered the member written consent (the “Written Consent”) to the Acquiror and the Company in substantially the form attached hereto as Exhibit A in respect of the Membership Interests beneficially owned by each such Member.

(b) Each Member hereby agrees that such Member shall elect (with the other Members party hereto or any other Members that have entered into a voting and support agreement in substantially the same form as this Agreement, which Members hold in the aggregate more than fifty percent (50%) of the Membership Interests of the Company in issue, the “Dragging Members”) to take all required actions and submit and provide all required documentation and notices to any person so as to immediately effect a “Drag-Along Sale” (as defined in the LLC Agreement) with respect to the Transfer (as defined below) of the Membership Interests, so as to require that each other member of the Company holding any class of Membership Interests (each a “Dragged Member”) (1) to Transfer 100% of such Dragged Member’s Membership Interests and (2) to consent to and vote in favor of such Drag-Along Sale, in each case, in connection with such Drag-Along Sale and otherwise on the same terms as such Dragging Members selling such Membership Interests.

(c) From and after the date hereof and until the termination of this Agreement in accordance with Section 5, each Member hereby agrees not to sell, transfer (any right, option, profit participation or other interest), assign, gift, pledge, grant a security interest in, distribute, encumber, hypothecate or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to the Membership Interests pledged to such lender by the Member), whether directly or indirectly (including, without limitation, by means of a Transfer of any security issued by a person that holds, directly or indirectly, an interest in the Membership Interests), such Membership Interests, either voluntarily or involuntarily and with or without consideration (other than pursuant to the Merger) (collectively, “Transfer”). Notwithstanding the foregoing, each Member may Transfer such Member’s Membership Interest to (i) an Affiliate (as defined in and subject to the additional terms and conditions set forth in the LLC Agreement); provided that such Affiliate has entered into, prior to the date of such Transfer, a voting and support agreement on substantially the same terms as the terms of this Agreement or (ii) another Member; provided that such other Member has entered into, is, and as of the date of such Transfer remains a party to, a voting and support agreement on substantially the same terms as the terms of this Agreement and entered into such voting and support agreement contemporaneously with the date of the Merger Agreement.

(d) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of equity interests of the Company on, of or affecting any Member’s Membership Interests or (ii) any Member becomes the beneficial owner of any additional equity interests of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the equity interests or other securities of the Company held by such Member immediately following the effectiveness of the events described in clause (i) or the Member becoming the beneficial owner thereof, as described in clause (ii), without further action of the parties, as though they were included in the Member’s Membership Interests hereunder as of the date hereof. The Member hereby agrees, while this Agreement is in effect, to notify Acquiror of the number of any new equity interests of the Company acquired by such Member, if any, after the date hereof and the number of Membership Interests set forth on the signature page hereto will be deemed amended accordingly.

(e) Each Member that will hold in excess of ten percent (10%) of the Parent Shares hereby agrees to provide all identification and due diligence information to the registered office provider of the Acquiror and the Acquiror as may be reasonably necessary to enable the registered office provider of the Acquiror to register the Member as a holder of the Parent Shares to be allocated to it in accordance with the terms of the Merger Agreement.

(f) Members may vote the Membership Interests on all other matters not referred to in this Agreement.

Section 3. Representations and Warranties of Members. Each Member hereby represents and warrants to Acquiror as follows:

(a) Authority. (i) The Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) the Member has the legal capacity and all necessary power and authority to execute and deliver this Agreement and the Written Consent, to perform its obligations hereunder and to consummate the transactions to be consummated by it as contemplated hereby and thereby, (iii) the execution and delivery of this Agreement and the Written Consent by the Member and the consummation by the Member of the transactions to be consummated by it as contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Member or any of its Affiliates are necessary to authorize this Agreement and the Written Consent, to perform such obligations or to consummate such transactions contemplated hereby and thereby, and (iv) this Agreement and the Written Consent have each been duly and validly executed and delivered by the Member and, assuming the due authorization, execution and delivery of this Agreement by Acquiror, constitutes a legal, valid and binding obligation of the Member, enforceable against the Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) No Conflicts. The execution and delivery of this Agreement or the Written Consent by the Member does not, and the performance of its obligations under this Agreement by the Member and the consummation of the transactions to be consummated by it as contemplated hereby will not, (i) conflict with or violate the organizational documents of the Member, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Member or by which any property or asset of such Member, including the Membership Interests, are bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property or asset of the Member, including the Membership Interests, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Member is a party or by which any property or asset of the Member, including the Membership Interests, are bound or affected, or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Member of its obligations under this Agreement.

(c) The Membership Interests. Schedule A sets forth opposite the Member’s name, the number of Membership Interests and Warrants (as defined in the LLC Agreement) over which the Member has beneficial and record ownership as of the date hereof. As of the date of this Agreement, except as otherwise noted on Schedule A, the Member is the sole record or beneficial owner of the Membership Interests denoted as being owned by the Member on Schedule A, and has the sole power to direct the voting of such Membership Interests. If a Member is the beneficial owner, but not the holder of record, of any Membership Interests, such Member agrees to take all actions necessary to cause the holder of record and any nominees to take all actions required by this Agreement, including consenting and voting of all of such Membership Interests in accordance with this Agreement. As of the date of this Agreement, the Membership Interests represent all of the voting equity interests of the Company owned, beneficially or of record, by the Member. Except as set forth on Schedule A, neither the Member nor any controlled affiliate of the Member owns or holds any right to acquire any additional voting equity interests of the Company or other securities of the Company or any interest therein or any voting rights with respect thereto. The Member has good and valid title to the Membership Interests and the Warrants denoted as being owned by the Member on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those (i) created by this Agreement, (ii) pursuant to the LLC Agreement and (iii) any transfer restrictions that may apply under the Securities Act of 1933 (as amended) and “blue sky” laws.

Section 4. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to each Member as follows:

(a) Authority. (i) Acquiror is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the legal capacity and all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to be consummated by it as contemplated hereby, (iii) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions to be consummated by it as contemplated hereby have been duly and validly authorized by all necessary corporate or other action, and no other corporate action or other proceedings on the part of Acquiror or any of its Affiliates are necessary to authorize this Agreement, to perform such obligations or to consummate such transactions contemplated hereby, and (iv) this Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Members, constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. The execution and delivery of this Agreement by Acquiror does not, and the performance of its obligations under this Agreement by Acquiror and the consummation of the transactions to be consummated by Acquiror as contemplated hereby will not, (i) conflict with or violate the organizational documents of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquiror or by which any property or asset of Acquiror is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property or asset of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which any property or asset of Acquiror is bound or affected, or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Acquiror of its obligations under this Agreement.

Section 5. Termination. This Agreement will terminate automatically, without any action on the part of any party hereto, on the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to its terms, (c) the date on which the Merger Agreement is modified or amended in a manner that (i) reduces the Merger Consideration to be paid pursuant to the terms of the Merger Agreement (including, without limitation, the Membership Interest Exchange Ratio or the Warrant Exchange Ratio), (ii) extends the End Date beyond June 30, 2021, or (iii) alters the allocation of liability among the Parties or the Members, including by adding or modifying any indemnification rights or obligations set forth in or contemplated by the Merger Agreement, (d) the termination of this Agreement by mutual written consent of the Member and Parent, and (e) at any time upon notice by Acquiror to the Members; provided, however, that (i) this Section 5 and Section 6 shall survive any termination of this Agreement; and (ii) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 6. Miscellaneous.

(a) Appraisal Rights. The Members hereby irrevocably and unconditionally waive, and agree not to exercise, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger or any related transaction that the Members may directly or indirectly have by virtue of the ownership of the Membership Interests (including without limitation any rights under Section 52 of the LLCA).

(b) Entire Agreement. This Agreement, the Written Consent and the Merger Agreement (together with the Schedules and Annexes hereto and thereto) constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement or the Written Consent.

(c) Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by telecopy or email (in each case in this clause (iv), solely if receipt is confirmed), addressed as follows:

If to Acquiror, to:

Noble Corporation

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

Email: wturcotte@noblecorp.com

Attn: William E. Turcotte

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention: Sean T. Wheeler, P.C.

                           Debbie Yee, P.C.

Email:   sean.wheeler@kirkland.com

              debbie.yee@kirkland.com

If to the Member, to the contact information for

the Member set forth on Schedule A hereto with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld, LLP

One Bryant Park

Bank of America Tower

New York, New York 10036-6745

Facsimile: (212) 872-1002

Email: dfisher@akingump.com

Attention: Daniel I. Fisher

(e) Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement or the Written Consent (including failing to take such actions as are required of them hereunder to consummate this Agreement or the Written Consent) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement, the Merger Agreement and/or the Written Consent and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 5, this being in addition to any other remedy at Law or in equity to which they are entitled under this Agreement or the Written Consent, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, Acquiror would not have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and the Written Consent and to enforce specifically the terms and provisions of this Agreement and the Written Consent in accordance with this Section 6(e) shall not be required to provide any bond or other security in connection with any such injunction.

(f) Jurisdiction. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the state and/or federal courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 6(f).

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, AND WHETHER ARISING AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction, except that the voting of the Membership Interests, the Merger and the drag-along transaction, solely to the extent required by the Laws of the Cayman Islands, will be governed by the Laws of the Cayman Islands.

(j) Amendment. Except as set forth in Section 2(d), no amendments, changes or modifications to this Agreement or the Written Consent shall be valid unless in writing, specifically referencing the term(s) to be amended, modified or supplemented. No such amendment, change or modification shall be effective against any party hereto until signed by a duly authorized representative of each of the parties hereto.

(k) Waiver. Any party to this Agreement may, at any time prior to the termination of this Agreement in accordance with Section 5 waive any of the terms or conditions of this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(l) Severability. If any provision of this Agreement or the Written Consent is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement or Written Consent, as applicable, shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement or the Written Consent, they shall take any actions necessary to render the remaining provisions of this Agreement or the Written Consent, as applicable, valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement and the Written Consent to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(m) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)), each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement and any other signed agreement or instrument entered into in connection with this Agreement (including the Written Consent), and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms hereof or thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise (i) the use of Electronic Delivery to deliver a signature or (ii) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile or electronic mail transmission.

(n) Construction. This Agreement and the Written Consent has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement or the Written Consent will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement and the Written Consent.

(o) Expenses. Unless otherwise agreed, each party hereto will pay its own expenses incurred in connection with this Agreement, whether or not the transactions contemplated hereby are consummated.

(p) Member Capacity. The parties acknowledge that this Agreement and the Written Consent is entered into by or on behalf of the Member in the Member’s capacity as the record and beneficial owner of the Membership Interests. To the extent the Member is a corporation, limited partnership, limited liability company or other entity, nothing in this Agreement restricts or limits any action taken by such Member’s or its Affiliates’ representatives, members, shareholders or limited partners, solely in their capacity as a director or officer of the Company (but not on its own behalf as a Member) and the taking of any actions (or failure to act) that is necessary for him or her to comply with his or her fiduciary duties as a director or officer of the Company and such actions will be deemed not to constitute a breach of this Agreement or the Written Consent. Any Person that is not a Member shall have no liability under this Agreement and no recourse shall be had against any such Person under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law.

(q) Limitations on Damages. In no event shall any party have any liability for indirect, incidental, special or punitive damages, arising out of or relating to this Agreement or the subject matter hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

(r) No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall confer upon any person other than the parties and each such party’s respective heirs, successors and permitted assigns any rights or remedies of any nature.

(s) Several, Not Joint and Several, Obligations. The agreements, representations, warranties, liabilities and obligations of the Members under this Agreement are, in all respects, several and not joint and several. No Member shall, as a result of its entering into and performing its obligations under this

Agreement, be deemed to be part of a “group” (as that term is used in section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with any of the other Members.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

NOBLE CORPORATION

By:

Name:

Title:

Signature Page to Voting and Support Agreement

MEMBERS:

[_____________]

By:

Name:

Title:

Signature Page to Voting and Support Agreement

SCHEDULE A

TO

VOTING AND SUPPORT AGREEMENT

Name and Contact Information of Member	Number of Membership Interests	Number of Warrants
Member: [•] Address: [•]	[•]	[•]
Total

A-1